EXHIBIT 23(a)





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                               HART & TRINEN, LLP
                                ATTORNEYS AT LAW
                             1624 Washington Street
                                Denver, CO 80203
William T. Hart, P.C.              ________          Email:  harttrinen@aol.com
Donald T. Trinen                                     Facsimile:  (303) 839-5414
                                 (303) 839-0061


                              CONSENT OF ATTORNEYS

      Reference is made to the Registration Statement of CEL-SCI Corporation on Form S-1 whereby certain shareholders of CEL-SCI propose to sell up to 43,233,036 shares of CEL-SCI's common stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.


      We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                       Very truly yours,

                                       HART & TRINEN, L.L.P.



                                       /s/ William T. Hart
                                       William T. Hart


Denver, Colorado
May 15, 2007